Exhibit 4.1
                                                                     -----------

                                 TRUST AGREEMENT


               TRUST AGREEMENT, between MSDW Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated July 7, 1999 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

               WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

               WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units;

               WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

               WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

               WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

               NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

               IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.


                           LASALLE BANK NATIONAL ASSOCIATION
                              as  Trustee  on  behalf  of  the  Trust
                              identified  in Schedule
                              I hereto, and not in its individual capacity


                           By: /s/ Ann M. Kelly
                              --------------------------------------------
                               Name:  Ann M. Kelly
                               Title: Assistant Vice President


                           MSDW STRUCTURED ASSET CORP.


                           By: /s/ John Kehoe
                              --------------------------------------------
                               Name:  John Kehoe
                               Title: Vice President




Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                              SATURNS Trust No. 2002-13

Date of Trust Agreement:            October 29, 2002

Trustee:                            LaSalle Bank National Association.
                                    References to Chase Bank of Texas, National
                                    Association in the Standard Terms shall be inapplicable.

Units:                              The Trust will issue two classes of Units:
                                    the Class A Units and the Class B Units.
                                    Only the Class A Units will be publicly
                                    offered.

Initial Unit Principal Balance
of the Class A Units:               $25,000,000

Initial Notional Amount
of the Class B Units:               $25,000,000

Issue Price of Units:               Class A Units: 100%

                                    Class B Units: $1,781,000

Number of Units:                    Class A Units:

                                    1,000,000 (Unit Principal Balance of $25 each)

                                    Class B Units:

                                    Initially, one (1) Unit representing 100% of the Notional Amount of the Class B Units

Minimum Denomination:               Class A Units:

                                    $25 and $25 increments in excess thereof.
                                    The minimum denomination specified in
                                    Section 5.01(a) of the Standard Terms shall not apply to the Class A Units. Each $25 of Unit Principal Balance is a Unit.

                                    Class B Units:

                                    $100,000 and $1,000 increments in excess thereof.

Cut-off Date:                       October 29, 2002

Closing Date:                       October 29, 2002

Specified Currency:                 United States dollars

Business Day:                       New York, New York and Chicago, Illinois

Interest Rate:                      Class A Units:

                                    6.25% per annum on the basis of a 360 day year consisting of twelve 30 day months.

                                    Class B Unit Units:

                                    0.705% per annum on the basis of a 360 day year consisting of twelve 30 day months.

                                    The right of the Class A Units to accrued interest is pari passu with the right of the Class B Units to accrued interest from accrued interest on the securities.

Interest Reset Period:              Not Applicable

Rating:                             Class A Units and Class B Units:

                                    Aa1 on watch for possible downgrade by
                                    Moody's

                                    AA- credit watch negative by S&P

                                    Both Moody's and S&P have indicated in their initial rating of the Units that the Units are on watch for a possible downgrade. Any such downgrade will result in a downgrade of the respective agency's rating with respect to the Units.

Rating Agencies:                    Moody's and S&P

Scheduled Final Distribution Date:  February 15, 2026. The Units will have the same final maturity as the Securities.

Prepayment/Redemption:              The Trust Property is subject to call in
                                    accordance with Schedule III. Any such call will result in the redemption of a proportional amount of the Class A Units and a proportional reduction in the Notional
                                    Amount of the Class B Units.

                                    If the call rights under the Swap Agreement are partially exercised, (i) the Trustee will randomly select Class A Units to be redeemed in full from the proceeds of such partial exercise of the Swap Agreement and
                                    (ii) the Trustee will allocate distributions with respect to the Class B Units and the corresponding reduction in the Notional Amount of the Class B Units (A) (1) if one Swap Counterparty exercises call rights in connection therewith, first to such Swap Counterparty unless such Swap Counterparty waives this right in whole or in part, (2) if more than one Swap Counterparty exercises call rights in connection therewith, first to each such Swap Counterparty pro rata up to an amount equal to the Class B Unit Corresponding Portion (based upon the Class B Unit Corresponding Portion allocable to each such Swap Counterparty) then to each such Swap Counterparty pro rata up to an amount equal to the remaining amount exercised (expressed by principal amount of Securities) by such Swap Counterparties (based upon the proportional amount of such remaining amount allocable to each such Swap Counterparty) and any such Swap Counterparty may waive this right in whole or in part (and its related exercise shall be excluded for all purposes of this Clause (A) to the extent of such waiver) and then (B) the Trustee shall randomly select Class B Units or portions thereof (including Class B Units for which a Swap Counterparty waived its rights under clause (A)) for any remaining amount to be distributed and the corresponding reduction in Notional Amount of such Class B Units.

Additional Distribution:            If the Security Issuer gives notice of a
                                    self-tender as to Securities held by the Trust and the Swap Counterparty exercises its call rights under the Swap Agreement prior to October 29, 2007, each redeemed
                                    Unitholder will receive an additional
                                    distribution of $1.50 per Class A Unit.

                                    The Class B Units are also entitled to the Class B Unit Payment Obligation of the Swap Counterparty specified in Schedule III. Distribution of the Class B Unit Payment Obligation with respect to the Class B Units shall result in a reduction of the Notional Amount of the Class B Units equal to the Class B Unit Corresponding Portion. Amounts received by the Trust from the Swap Counterparty in respect of the Class B Unit Payment Obligation may only be distributed with respect to the Class B Units.

Corporate Trust Office:             The definition of "Corporate Trust Office"
                                    in the Standard Terms shall not apply.

                                    The Corporate Trust Office shall be the
                                    Trustee's Asset-Backed Securities Trust
                                    Services Group having an office at 135 S.
                                    LaSalle Street, Suite 1625, Chicago,
                                    Illinois 60603 or such other addresses as the Trustee may designate from time to time by notice to the Unitholders, the Depositor, the Swap Counterparty and the Guarantor.

Swap Agreement:                     The ISDA Master Agreement referred to in
                                    Schedule III and any assignment thereof. In addition, in connection with an additional issuance of Units, any additional Swap
                                    Agreement entered into in connection
                                    therewith.

Swap Counterparty:                  Party A to the Swap Agreement referred to in
                                    Schedule III or any assignee thereof. In addition, in connection with an additional issuance of Units, Party A to any additional
                                    Swap Agreement or any assignee thereof.

Guaranty:                           Morgan Stanley (formerly known as Morgan
                                    Stanley Dean Witter & Co., the "Guarantor") shall guarantee the obligations of Morgan
                                    Stanley & Co. International Limited ("MSIL") for so long as MSIL is Party A to any Swap
                                    Agreement with the Trust.

Swap Notional Amount:               The notional amount specified in Schedule
                                    III.

Swap Payment Date:                  Not Applicable

Swap Rate:                          Not Applicable

Additional Swap Agreements:         In connection with an additional issuance of
                                    Units, the Depositor may arrange for the Trust to enter into an additional Swap
                                    Agreement with identical terms to those of the Swap Agreement entered into as of the Closing Date, except that such Swap
                                    Agreement may have a different Swap
                                    Counterparty, number of options, and premium amount than the Swap Agreement entered into on the Closing Date. The Rating Agency
                                    Condition must be satisfied prior to the effectiveness of such additional Swap
                                    Agreement. Each Swap Counterparty must
                                    consent to any additional issuance.

Distribution Date:                  Each February 15 and August 15, or the next
                                    succeeding Business Day if such day is not a Business Day, commencing February 15, 2003.

                                    If any payment with respect to the
                                    Securities held by the Trust is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution on the Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.

Record Date:                        Each February 1 and August 1, regardless of
                                    whether such day is a Business Day.

Form:                               Global Security

Depositary:                         DTC

Trustee Fees and Expenses:          As compensation for and in payment of trust
                                    expenses related to its services hereunder other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution Date in the amount equal to $3,750. The Trustee Fee shall cease to accrue after termination of the Trust. The
                                    "Trigger Amount" with respect to
                                    Extraordinary Trust Expenses for the Trust is $25,000 and the Maximum Reimbursable
                                    Amount is $100,000. The Trustee Fee will be paid by the Expense Administrator. Expenses will be reimbursed by the Expense
                                    Administrator in accordance with the Expense
                                    Administration Agreement.

Expense Administrator:              The Depositor will act as Expense
                                    Administrator on behalf of the Trust
                                    pursuant to an Expense Administration
                                    Agreement, dated as of the date of the Trust
                                    Agreement (the "Expense Administration
                                    Agreement"), between the Depositor as
                                    Expense Administrator (the "Expense
                                    Administrator") and the Trust.

                                    The Expense Administrator will receive a fee equal $5,575 payable on each Distribution Date (the "Expense Administrator's Fee"). The Expense Administrator's Fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units.

                                    The Expense Administrator will be
                                    responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust in accordance with the Expense Administration Agreement.

Listing: The Depositor has applied to list the Class A Units on the New York Stock Exchange.

ERISA Restrictions:                 None of the restrictions in the Standard
                                    Terms relating to the Employee Retirement
                                    Income Security Act of 1974, as amended, and related matters shall apply to the Class A
                                    Units.

                                    The restrictions shall apply to the Class B
                                    Units and no ERISA Benefit Plan may acquire an interest in the Class B Units.

Alternative ERISA Restrictions:     Not Applicable

Deemed Representations:             Not Applicable

QIB Restriction:                    Applicable to the Class B Units. Not
                                    applicable to the Class A Units.

Trust Wind-Up Event:                The Trust Wind-Up Events specified in
                                    Sections 9.01(a), 9.01(c), 9.01(d), 9.01(f)
                                    and 9.01(h) shall not apply. The Trust Wind
                                    Events specified in Sections 9.01(b)
                                    (Security Default), 9.01(e) (Early
                                    Termination Date designated due to
                                    "illegality" or "tax event" under the Swap
                                    Agreement), 9.01(g) (Disqualified
                                    Securities), 9.01(i) (Excess Expense Event) shall apply. Pursuant to Section 9.01(j), the following event also shall constitute
                                    Trust Wind-Up Events: exercise of the call rights under the Swap Agreement as to all Securities held by the Trust.

                                    If (i) cash settlement applies under the Swap Agreement, (ii) a Trust Wind-Up Event has occurred in connection with the exercise of any Option under the Swap Agreement and
                                    (iii) the Selling Agent cannot obtain a bid for the Securities in excess of the amount specified in the Swap Agreement, then the Securities will not be sold, the Swap Counterparty's exercise of the call option will be rescinded (and the Swap Counterparty shall be entitled to exercise such options in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Termination:                        If a Trust Wind-Up Event occurs, any
                                    Securities held by the Trust will be
                                    liquidated (pursuant to the terms of the Swap Agreement in the event of an exercise of the Swap Agreement or otherwise by sale thereof).

                                    If the related Trust Wind-Up Event occurs due to an exercise of the call rights under the Swap Agreement as to all Securities held by the Trust, (i) amounts received as accrued interest on the Securities will be applied to the Class A Units and the Class B Units pro rata in proportion to the amount of accrued interest outstanding on each such Class, (ii) amounts received as principal or par on the Securities will be applied to the Unit Principal Balance of the Class A Units up to 100% of the Unit Principal Balance of each Class A Unit, and (iii) if prior to October 29, 2007, in connection with a self-tender, an additional amount of $1.50 per Class A Unit. Remaining accrued interest will be applied to the Expense Administrator's fee. Any remaining amounts (other than the Class B Unit Payment Obligation of the Swap Counterparty) will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement.

                                    If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Class A Units and the Class B Units. The Class A Units will have a claim on the proceeds of the liquidation equal to their aggregate Unit Principal Balance plus accrued interest. The Class B Units will have a claim on the proceeds of liquidation equal to the value calculated
                                    (x) by discounting each remaining scheduled payment at a rate of 7.000% (on the basis of a 360 day consisting of twelve 30 day months) and adding (y) accrued interest. If the proceeds of the liquidation are less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units. If the proceeds of liquidation exceed the claims of the Class A Units and the Class B Units, the excess will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement.

Self-Tenders by Security Issuer:    The Trust will not participate in any
                                    self-tender by the Security Issuer for the Securities and the Trustee will not accept any instructions to the contrary from the Unitholders. However, the Swap Counterparty may exercise its call rights in connection with any self-tender in accordance with the Swap Agreement.

Exchangeable Series Terms:          The Exchangeable Series provisions only
                                    apply to the Depositor as a Unitholder (or beneficial owner of Units). No Unitholder
                                    (or beneficial owner of a Unit) other than the Depositor may exchange Units for Securities.

                                    The Depositor may exchange Units for a pro rata portion of the Trust Property (less any amount sold to pay any swap termination payment or other fee or payment required by the Swap Counterparty); provided that: (i) the exchange is made with respect to a minimum Unit Principal Balance of $250,000 and in $25 integral multiples in excess thereof; (ii) such exchange is to be effected on any January 1, April 1, July 1 or October 1 (or the succeeding Business Day if such date is not a Business Day) with 45 days notice; (iii) the Swap Counterparty consents to the exchange and (iv) the Expense Administrator consents to the exchange.

Terms of Retained Interest:         Notwithstanding any other provision herein
                                    or in the Standard Terms, the Depositor
                                    retains the right to receive any and all interest that accrues on the Securities prior to the Closing Date. The Depositor will receive such accrued interest on the first Distribution Date (or redemption date if earlier) for the Units and such amount shall be paid from the interest payment made with respect to the Securities on the first
                                    Distribution Date.

                                    The amount of the Retained Interest is
                                    $357,410.

                                    If a Security Default occurs on or prior to the first Distribution Date and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Call Option Terms:                  Not Applicable.

Security Default:                   The definition of Security Default in the
                                    Standard Terms shall not apply. A "Security
                                    Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable
                                    Security Agreement and failure to pay the accelerated amount on the acceleration date;
                                    (ii) the failure of the Security Issuer to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period;
                                    (iii) the initiation by the Security Issuer of any proceedings seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights; or
                                    (iv) if not otherwise addressed in (iii), the passage of thirty (30) calendar days since the day upon which any person or entity initiates any proceedings against the Security Issuer seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights and such proceeding has not been dismissed prior to such thirtieth day.

Sale of Securities:                 If the Trust must sell the Securities it
                                    holds, the Trust will sell the Securities through the Selling Agent in accordance with
                                    Section 9.03(b) and the following terms. The
                                    Selling Agent must solicit at least three bids for all of the Securities held by the Trust. The Selling Agent must solicit at least three of such bids from registered broker-dealers of national reputation, but additional bids may be solicited from one or more financial institutions or other counterparties with credit worthiness acceptable to the Selling Agent in its discretion. The Selling Agent will, on behalf of the Trust, sell the Securities at the highest bid price received. None of the Selling Agent, its affiliates or its agents, may bid for the Securities. If the Swap
                                    Counterparty is not an affiliate of the
                                    Selling Agent, the Selling Agent will extend a right of first refusal to the Swap
                                    Counterparty to purchase the Securities at the highest bid received by the Selling
                                    Agent.

                                    If cash settlement applies and if the Swap
                                    Counterparty exercises any of its call
                                    rights other than in connection with a
                                    self-tender for the Securities by the
                                    Security Issuer, a number of Securities
                                    corresponding to the number of call rights exercised by the Swap Counterparty will be sold by the Selling Agent on behalf of the Trust. If the Selling Agent cannot obtain a bid for the Securities in excess of the amount specified in the Swap Agreement, then the Securities will not be sold, the Swap Counterparty's exercise will be rescinded (and the Swap Counterparty shall be entitled to exercise such call rights in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Additional Issuance of Units:       Upon no less than 5 days' notice to the
                                    Trustee, the Depositor may deposit
                                    additional Securities at any time in
                                    exchange for additional Units in a minimum aggregate amount of $250,000 (with respect to the Class A Units issued ) and, if in excess of such amount, in a $25 integral multiple in excess thereof (with respect to the Class A Units issued). The principal amount of Securities deposited must be in the same ratio to the Unit Principal Balance
                                    (and Notional Amount with respect to the Class B Units) of the Units received for such deposit as the ratio of the aggregate principal amount of the Securities deposited on the Closing Date to the aggregate Unit
                                    Principal Balance (and aggregate Notional
                                    Amount with respect to the Class B Units) on the Closing Date. The Depositor must either arrange for the Swap Counterparty and the Trust to increase proportionally the notional amount under the Swap Agreement or arrange for an additional Swap Agreement, with a notional amount equal to the principal amount of the additional
                                    Securities deposited, to be entered into between the Trust and an additional Swap
                                    Counterparty (or a combination of an
                                    additional Swap Agreement and a notional balance increase of the existing Swap
                                    Agreement(s), with the combined effect of such proportional increase in the notional amount of the Swap Agreements). The
                                    Depositor must also arrange the issuance of Class B Units with a Notional Amount equal to the Unit Principal Balance of the Class A
                                    Units being issued in connection with an additional issuance. Any accrued interest will be reflected in the price of additional
                                    Units and the Securities. The Rating Agency
                                    Condition must be satisfied in connection with any such additional issuance. Each Swap
                                    Counterparty must consent to any additional issuance.

Selling Agent:                      Morgan Stanley & Co. Incorporated.
                                    Notwithstanding any provision of the
                                    Standard Terms to the contrary, any sale of the Securities shall be conducted by and through the Selling Agent and not the Trustee.

Rating Agency Condition:            The definition of Rating Agencies Condition
                                    in the Standard Terms shall not apply.

                                    "Rating Agency Condition": With respect to any specified action or determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units; provided, however, that if the Rating Agency Condition specified herein is to be satisfied only with respect to Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such satisfaction may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Eligible Account:                   The definition of "Eligible Account" in the
                                    Standard Terms shall not apply.

                                    "Eligible Account": A non-interest bearing account, held in the United States, in the name of the Trustee for the benefit of the Trust that is either (i) a segregated account or segregated accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

Permitted Investments:              The following shall be a Permitted
                                    Investment in addition to the investments specified in the Standard Terms:

                                    Units of the Dreyfus Cash Management Fund
                                    Investor Shares or any other money market funds which are rated in the highest applicable rating category by each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

Amendment of Trust Agreement:       Section 12.01(a) of the Standard Terms shall
                                    be replaced with the following:

                                    (a) The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders, upon delivery by the Depositor of an Opinion of Counsel acceptable to the Trustee to the effect that such amendment will not materially and adversely affect the interests of any holder of a Class of Units that is not voting with respect to such amendment pursuant to Section 12.01(b), for any of the following purposes: (i) to cure any ambiguity or defect or to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision in the Trust Agreement; (ii) to provide for any other terms or modify any other terms with respect to matters or questions arising under the Trust Agreement; (iii) to amend the definitions of Trigger Amount and Maximum Reimbursable Amount so as to increase, but not decrease, the respective amounts contained in such definitions or to otherwise amend or waive the terms of
                                    Section 10.05(b) in any manner which shall not adversely affect the Unitholders in any material respect; (iv) to amend or correct or to cure any defect with respect to the Trustee Fee or Expense Administrator's fee;
                                    (v) to evidence and provide for the
                                    acceptance of appointment under the Trust
                                    Agreement by a successor Trustee; or (vi) to add or change any of the terms of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust, including any amendment necessary to ensure the classification of the Trust as a grantor trust for United States federal income tax purposes; provided, however, that in the case of any amendment pursuant to any of clauses (i) through (vi) above, the Rating Agency Condition shall be satisfied with respect to such amendment. If more than one Class of Units has been issued under the Trust Agreement, the provisions of this
                                    Section 12.01(a) shall apply to each Class of Units that is not materially and adversely affected by such amendment.

                                    Section 12.01(c) shall be re-designated
                                    Section 12.01(d).

                                    Section 12.01(b) shall be re-designated
                                    Section 12.01(c).

                                    The following shall constitute Section
                                    12.01(b):

                                    (b) The Trust Agreement may be amended from time to time by the Depositor and the Trustee with the consent of a 100% of the outstanding Unit Principal Balance of each Class of Units materially and adversely affected thereby. The Rating Agency Condition shall be satisfied with respect to such amendment unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition will not be satisfied.

                                    The following shall constitute Section
                                    12.01(e):

                                    (e) For purposes of this Section 12.01,
                                    Schedule III to any Trust Agreement and any Swap Agreements entered into in connection with any related Trust shall not be considered part of the Trust Agreement.
                                    Section 7.02 shall govern action taken under the Trust Agreement with respect to any amendments to such Swap Agreements.

Securities Intermediary:            LaSalle Bank National Association acting in
                                    the capacity of securities intermediary.

Additional Representations
Of Trustee and Securities
Intermediary:                       The Unit Account is a "securities account"
                                    within the meaning of Section 8-501 of the UCC and is held only in the name of the Trust. The Securities Intermediary is acting with respect to the Unit Account in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(l4) of the UCC.

                                    All Securities have been (i) delivered to the Securities Intermediary pursuant to the Trust Agreements; (ii) credited to the Unit Account; and (iii) registered in the name of the Securities Intermediary or its nominee, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary. In no case will any Securities or other financial asset credited to a Unit Account be registered in the name of the Depositor, payable to the order of the Depositor or specially indorsed to the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

                                    The Unit Account is an account to which
                                    financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the account.

                                    The Securities Intermediary hereby agrees that the Securities credited to the Unit Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

                                    If at any time the Securities Intermediary shall receive any order from the Trustee directing the transfer of any Securities on deposit in any Unit Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to each Unit Account solely from the Trustee.

                                    The Securities Intermediary hereby confirms and agrees that:

                                    (a) There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to any Unit Account;

                                    (b) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to any Unit Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person; and

                                    (c) It has not entered into, and until the termination of the Trust Agreements will not enter into, any agreement with the Depositor or the Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth above

                                    The Trustee hereby represents and warrants as follows:

                                    (a) The Trustee maintains its books and
                                    records with respect to its securities
                                    accounts in the State of Illinois; and

                                    (b) The Trustee has not granted any lien on the Securities nor are the Securities subject to any lien on properties of the Trustee in its individual capacity; the Trustee has no actual knowledge and has not received actual notice of any lien on the Securities (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreements); other than the interests of the Unitholders and the potential interests of the Call Option holders, the books and records of the Trustee do not identify any Person as having an interest in the Securities.

                                    The Trustee makes no representation as to
                                    (i) the validity, legality, sufficiency or enforceability of any of the Securities or
                                    (ii) the collectability, insurability,
                                    effectiveness or suitability of any of the Securities.

Additional Depositor
Representations:                    The Depositor hereby represents and warrants
                                    to the Trustee as follows (with respect to the Closing Date and any additional issuance):

                                    (a) Immediately prior to the transfer of the Securities to the applicable Trust, the Depositor owned and had good and marketable title to the Securities free and clear of any lien, claim or encumbrance of any Person.

                                    (b) The Depositor has received all consents and approvals required by the terms of the Securities to the transfer to the Trustee of its interest and rights in the Securities as contemplated by the Trust Agreements.

                                    (c) The Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests granted pursuant to the Trust Agreements. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Securities, other than any such filings pursuant to the Trust Agreements. The Depositor is not aware of any judgment or tax lien filings against Depositor.

Other Terms:                        The Trust shall not merge or consolidate
                                    with any other trust, entity or person and the Trust shall not acquire the assets of, or an interest in, any other trust, entity or person except as specifically contemplated herein.

                                    The Trustee shall provide to the Unitholders and the Swap Counterparties copies of any notices it receives with respect to a self-tender offer for the Securities or an exercise of the call rights under the Swap Agreement and any other notices with respect to the Securities. The Trustee shall provide to the Swap Counterparty any notice from the Securities Issuer regarding a self-tender offer for the Securities within two (2) Business Days of receipt of such notice.

                                    The reference to "B2" in the definition of Certificate in the Standard Terms shall be replaced with "Exhibit B2".

                                    The reference to "Section 10.02(ix)" in the definition of Available Funds in the Standard Terms shall be replaced with "Section 10.02(a)(ix)".

                                    The reference to "Section 3.04" in the
                                    definition of Unit Account in the Standard
                                    Terms shall be replaced with "Section 3.05".

                                    The transfer by the Depositor to the Trustee specified in Section 2.01(a) of the Standard Terms shall be in trust.

                                    Section 2.06 of the Standard Terms shall be incorporated herein by inserting "cash in an amount equal to the premium under the Swap Agreement and" after the phrase "constituting the Trust Property," therein.

                                    The reference to "calendar day" in the last sentence of Section 3.06 of the Standard Terms shall be replaced with "Business Day".

                                    Section 4.02(d) of the Standard Terms shall be incorporated herein by striking "and the Trustee on behalf of the Unitholders" from the first sentence of the second paragraph thereof.

                                    Section 5.03(c) of the Standard Terms shall be incorporated herein by striking "(if so required by the Trustee or the Unit Registrar)" from the first sentence thereof.

                                    Section 7.01(c)(i) of the Standard Terms shall be incorporated herein by replacing the first word thereof ("after") with "alter".

                                    Section 7.01(c) of the Standard Terms shall be incorporated herein by inserting "(i)" between "Securities" and "would" in the clause that begins "and provided, further," and adding at the end of the same sentence "and (ii) will not alter the classification of the Trust for Federal income tax purposes."

                                    Section 7.02 of the Standard Terms shall be incorporated herein by striking "(i) the Trustee determines that such amendment will not adversely affect the interests of the Unitholders and (ii)" from the first sentence thereof, inserting "on which it may conclusively rely" after "Opinion of Counsel" in such sentence, and striking "clause (ii)" from the second sentence of such Section.

                                    For the avoidance of doubt, Section 9.03(c) of the Standard Terms shall not be incorporated herein. For the avoidance of doubt, the Securities may not be distributed to Unitholders under any circumstances, other than to the Depositor exercising exchangeable series rights.

                                    Section 9.03(i) of the Standard Terms shall be incorporated herein by striking "or oral" after the phrase "at any time by" in the third sentence thereof.

                                    Clause (ix) of Section 10.02(a) shall not apply.

                                    Section 10.02(a)(x) of the Standard Terms shall be replaced with the following:

                                    (x) the Trustee shall have the power to sell the Securities and other Trust Property, in accordance with Article IX and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

                                    Section 10.05(b) of the Standard Terms shall be incorporated herein by replacing ", pursuant to the first sentence of this paragraph" with "the Trustee shall be indemnified by the Trust, however," in the last sentence thereof.

                                    Section 10.06(a) of the Standard Terms shall be incorporated herein by inserting "or association" after the word "corporation" in the second sentence thereof.

                                    Section 10.07(a) of the Standard Terms shall be incorporated herein by replacing "notice or resignation" with "notice of resignation" in the second sentence thereof and striking the last two sentences thereof.

                                    Section 10.10(b) of the Standard Terms shall be incorporated herein by inserting "The Trustee shall not be liable for the acts or omissions of any co-trustee." after the last sentence thereof.

                                    Section 10.14 of the Standard Terms shall be replaced with the following:

                                    SECTION 10.14. Non-Petition. Prior to the date that is one year and one day after all distributions in respect of the Units have been made, none of the Trustee, the Trust or the Depositor shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

                                    Section 12.01(a) of the Standard Terms shall be incorporated herein by replacing "(v)" with "(vi)" in the last proviso thereof.

                                    Section 12.01(c) of the Standard Terms shall be incorporated herein by inserting ", provided at the expense of the party requesting such amendment," after "Opinion of Counsel".

                                    Section 12.05 of the Standard Terms shall be incorporated herein by striking "the Trustee and" in the last sentence of the second paragraph thereof.

                                    The reference to "its President, its
                                    Treasurer, or one of its Vice Presidents, Assistant Vice Presidents or Trust Officers" in the first sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                    The reference to "the proper officers" in the second sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                    The reference to "one of its authorized
                                    signatories" in the first sentence of
                                    Section 5.02(d) of the Standard Terms shall be replaced with "a Responsible Officer".

                                    The reference to the "Trust" in the first sentence of Section 5.08(b) of the Standard Terms shall be replaced with the "Trustee".

                                    References to D&P in the Standard Terms
                                    shall be incorporated as references to Fitch
                                    Inc. ("Fitch").

                                   Schedule II
                            (Terms of Trust Property)

Securities:                         General Electric Global Insurance Holding
                                    Corporation 7.000% debentures due February
                                    15, 2026

Security Issuer:                    General Electric Global Insurance Holding
                                    Corporation

                                    The Security Issuer will be treated as an Eligible Issuer if (i) it is an Eligible Issuer or (ii) it is a Reporting Issuer and a wholly owned subsidiary (direct or indirect) of an Eligible Issuer.

Principal Amount:                   $25,000,000

Security Rate:                      7.000%

Credit Ratings:                     Aa1 on watch for possible downgrade by
                                    Moody's

                                    AA- credit watch negative by S&P

Listing:                            Luxembourg Stock Exchange

Security Agreement:                 An indenture dated as of February 1, 1996
                                    between the Security Issuer and the Security
                                    Trustee as supplemented and amended from time to time.

Form:                               Global

Currency of
Denomination:                       United States dollars

Acquisition Price by Trust:         $26,056,000

Security Payment Date:              Each February 15 and August 15

Original Issue Date:                The Securities were originally issued in a
                                    public offering on or about February 26, 1996 in a principal amount of $600,000,000.

Maturity Date:                      February 15, 2026

Sinking Fund Terms:                 Not Applicable

Redemption Terms:                   Not Applicable.

CUSIP No.:/ISIN No.                 36158FAA8

Security Trustee:                   JPMorgan Chase Bank

Available Information
Regarding the Security Issuer
(if other than U.S.
Treasury obligations):              The Security Issuer is subject to the
                                    informational requirements of the Securities
                                    Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange
                                    Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
                                    Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
                                    Commission: Woolworth Building, 233
                                    Broadway, New York, New York 10279, and
                                    Northwest Atrium Center, 500 West Madison
                                    Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington,
                                    District of Columbia 20549 at prescribed rates.

                                  Schedule III
                              (Call Option Confirm)

--------------------------------------------------------------------------------
Date:     October 29, 2002

To:       SATURNS Trust No. 2002-13        From:    Morgan  Stanley  & Co.
                                                    International Limited

Attn:     Asset-Backed Securities Group    Contact: Chris Boas
          SATURNS Trust No. 2002-13

Fax:      312-904-2084                     Fax:     212-761-0406

Tel:      312-904-9387                     Tel:     212-761-1395
--------------------------------------------------------------------------------

Re: Bond Option Transaction. MS Reference Number SQ1U1

        The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

        The definitions and provisions contained in the 1997 ISDA Government Bond Option Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation and this transaction shall be deemed a "Government Bond Option Transaction" for purposes of such definitions. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

        1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

        2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms

Trade Date:                         October 11, 2002

Option Style:                       American

Option Type:                        Call

Buyer:                              MSIL ("Party A")

Seller:                             SATURNS Trust No. 2002-13 ("Party B")

Bonds:                              The obligation identified as follows:
                                    Bond Issuer:           General Electric Global
                                                           Insurance Holding Corporation
                                    Issue:                 7.000% debentures due 2026
                                    CUSIP:                 36158FAA8
                                    Coupon:                7.000%
                                    Maturity Date:         February 15, 2026
                                    Face Amount Purchased: USD 25,000,000


Premium:                            USD 62,500

Premium Payment Date:               October 29, 2002

Number of Options:                  25,000

Option Entitlement:                 USD 1,000 of face amount of the Bonds per
                                    Option.

Strike Price:                       (i) For any Exercise Date prior to October
                                    29, 2007, in the case of an exercise related to a self-tender by the Bond Issuer for Bonds held by the Trust, 106% of the face amount of the Bonds exclusive of accrued interest or (ii) for any Exercise Date on or after October 29, 2007, 100% of the face amount of the Bonds exclusive of accrued interest.

Calculation Agent:                  Party A

II. Exercise Terms

Automatic Exercise:                 Inapplicable

Exercise Period:                    Any Business Day from, and including, 9:00
                                    a.m. (New York time) on October 29, 2007, to, and including, the Expiration Time on the Expiration Date; provided, however, the Exercise Period shall also include any Business Day prior to October 29, 2007, if notice of self-tender has been delivered by the Bond Issuer as to Bonds held by the Trust.

Exercise Date:                      For each Option exercised, the day during
                                    the Exercise Period on which that Option is exercised.

Rescission of Exercise:             Party A may rescind its notice of exercise
                                    at any time prior to the Settlement Date by providing notice of rescission to Party B.

                                    If Cash Settlement applies and if Party B cannot obtain a bid for the Bonds held by it in excess of the Strike Price together with accrued interest on the Bonds, then Party A's notice of exercise shall be rescinded. If Cash Settlement applies and Party A exercises its Options in connection with a self-tender for settlement prior to October 29, 2007, Party A's notice of exercise shall be automatically rescinded if the price offered by the Bond Issuer does not exceed the Strike Price together with accrued interest on the Bonds.

                                    Upon any rescission of exercise (whether pursuant to the foregoing sentence or otherwise) the Options for which notice of exercise was given and for which exercise was rescinded shall continue in full force and effect without regard to such provision of notice.

Multiple Exercise:                  Applicable

Minimum Number of Options:          1

Written Confirmation of Exercise:   Applicable. Buyer shall give exercise notice
                                    which may be given orally (including by
                                    telephone) during the Exercise Period but no later than the Notification Date. Buyer will execute and deliver a written exercise notice confirming the substance of such oral notice, however, failure to provide such written notice will not affect the validity of the oral notice.

Limitation on Rights of MSIL:       Buyer may, by written notice thereof to
                                    Seller, delegate its rights to provide a notice of exercise hereunder to a third party (the "Third Party"). Any such delegation will be irrevocable by Buyer without the written consent of the Third
                                    Party. Any such Third Party will have the same rights and obligations regarding providing notice of exercise hereunder as the Buyer had prior to such delegation.
                                    While any such delegation is effective,
                                    Seller will only recognize a notice of
                                    exercise that is provided by the Third
                                    Party.

Notification Date:                  The Swap Counterparty may give notice of its
                                    intention to exercise the call rights under the Swap Agreement on not less than 15 or more than 60-calendar days' notice. The Swap
                                    Counterparty may give notice of its
                                    intention to exercise its call rights under the Swap Agreement with respect to Bonds held by the Trust as to which the Bond
                                    Issuer has given notice of its intention to redeem or notice of a self-tender with two business days notice prior to the settlement of exercise but no later than 4:00 p.m. New
                                    York time on the second Business Day
                                    immediately preceding the scheduled
                                    settlement of such redemption or
                                    self-tender.

Limited Right to Confirm            Inapplicable
Exercise:

Expiration Date:                    February 15, 2023

Expiration Time:                    4:00 p.m. New York time

Business Days:                      New York and Chicago

III. Settlements:

Settlement:                         Cash Settlement if MSIL is Party A;
                                    otherwise Physical Settlement. Party A will notify Party B separately regarding the clearance system details for Physical
                                    Settlement.

Spot Price (Cash Settlement Only):  The cash proceeds received by Party B in connection with sale of the Bonds by Party
                                    B, excluding any amounts in respect of
                                    accrued interest. In the event of a
                                    self-tender by the Bond Issuer, the self tender price, as applicable, paid by the Bond Issuer, excluding accrued interest.

Deposit of Bond Payment
(Physical Settlement Only):         Party A must deposit the Bond Payment with
                                    the Trustee on the Business Day prior to the Exercise Date. The Bonds are to be delivered
                                    "free" to Party A.


Additional  Payment  Obligation
of Party A:                         To the Expense Administrator (the "Expense
                                    Administrator Payment Obligation"):

                                    If any exercise of Options hereunder is an exercise of less than all Options remaining unexercised hereunder, Party A shall pay to the Expense Administrator an amount equal to the present value of a stream of payments equal to $5,575 payable on each payment date for the Bonds until the maturity of the Bonds discounted at a rate of 5.0% per annum on the basis of a 360 day year consisting of twelve 30 day months from the date of such exercise until the Scheduled Final Distribution Date (as defined in the Trust Agreement), assuming for this purpose that the Trust (as defined in the Trust Agreement) is not terminated prior to the Scheduled Final Distribution Date, multiplied by the Option Entitlement multiplied by the number of Options exercised and divided by $25,000,000.

                                    To Party B for Payment on the Class B
                                    Units (the "Class B Unit Payment
                                    Obligation"):

                                    Upon any exercise hereunder, Party A shall pay to Party B, for distribution with respect to the Class B Units, the present value of the Future Class B Unit Interest in respect of the Class B Unit Corresponding Portion discounted at a rate of 7.000% per annum on the basis of a 360 day year consisting of twelve 30 day months.

Settlement Date:                    For Cash Settlement, as applicable, the
                                    Business Day of settlement of the sale of the Bonds by Party B. For Physical
                                    Settlement, the Exercise Date.


        3. Additional Definitions.

        "Class B Unit" means the Class B Unit issued under the Trust Agreement.

        "Class B Unit Corresponding Portion" means, at any time, a notional amount of the Class B Units equal to the number of Options exercised at such time multiplied by the Option Entitlement.

        "Expense Administration Agreement" means the expense administration agreement dated as of the date hereof between Party B and the Expense Administrator.

        "Expense Administrator" means MSDW Structured Asset Corp. acting pursuant to the Expense Administration Agreement.

        "Future Class B Unit Interest" means at any time and from time to time, the interest on the Class B Unit Corresponding Portion, other than interest accrued through the Settlement Date, that would have accrued at the rate and in the manner specified in the Trust Agreement and would have been payable at the times specified in the Trust Agreement had the rights to purchase the Bonds hereunder not been exercised.

        "Trust Agreement" means the trust agreement dated as of the date hereof between the MSDW Structured Asset Corp. and LaSalle Bank National Association.

        4. Representations. Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

        5. Additional Termination Event. As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction.

        6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction, there shall be payable to Party A as a termination payment in lieu of the termination payment determined in accordance with Section 6(e) of the Agreement an amount equal to the excess (if any) of the sale proceeds, excluding accrued interest, of the Bonds in excess of the aggregate outstanding Unit Principal Balance (as defined in the Trust Agreement).

        7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that the Rating Agency Condition (as defined in the Trust Agreement) is satisfied with respect to such assignment and any transfer. The transferee in any such assignment or transfer must be a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended.

        8. Account Details.

Payments to Party A:                Citibank, N.A., New York
                                    SWIFT BIC Code: CITIUS33
                                    ABA No.  021 000 089
                                    FAO: Morgan Stanley & Co. International
                                    Limited
                                    Account No. 3042-1519

Operations Contact:                 Barbara Kent
                                    Tel  212-537-1449
                                    Fax  212-537-1868

Payments to Party B:                LaSalle Bank, Chicago, Illinois
                                    ABA No. 071 000 505
                                    Reference:  SATURNS 2002-13
                                    Unit Account / AC-2090067/
                                    Account No.: 67-9102-301

Operations Contact:                 Andy Streepey
                                    Tel:  312-904-9387
                                    Fax: 312-904-2084

                                                                  MORGAN STANLEY



        Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number SQ1U1 by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BBY:   /s/ Chris Boas
    -------------------------------------------------
     Name:   Chris Boas
     Title:  Attorney in fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2002-13
BY:  LaSalle Bank National Association,
     solely as Trustee and not in its individual capacity.


BY:  /s/ Ann M. Kelly
   --------------------------------------------------
     Name:   Ann M. Kelly
     Title:  Assistant Vice-President



MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY:   /s/ John Kehoe
    -------------------------------------------------
     Name:  John Kehoe
     Title: Attorney in fact